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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


StyleSite Marketing, Inc.
(formerly Diplomat Direct Marketing Corporation)
Teaneck, New Jersey


     We hereby consent to the reference to our firm under the caption "Experts" and to the use in the Prospectus constituting a part of Amendment No. 2 to this Registration Statement on Form S-1 of our report dated January 30, 1999 relating to the financial statements of StyleSite Marketing, Inc. (formerly Diplomat Direct Marketing Corporation) and of our report dated May 16, 1997, except for Note 2 which is as of February 19, 1998, relating to the financial statements of Lew Magram Ltd.

                                                 /s/ BDO Seidman, LLP

                                                 BDO Seidman, LLP


New York, New York
November 1, 1999